UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2021

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8834 Mayfield Road, Suite C, Chesterland, Ohio 44026
(Address of principal executive offices) (Zip Code)

(440) 644-1027

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2021, NovAccess Global Inc. (“NovAccess” or the “company”) obtained a $25,000 loan from each of Dwain K. Morris-Irvin, the company’s chief executive officer, Neil J. Laird, the company’s chief financial officer, and Amit Mulchandani, chief executive officer of Letzhangout, LLC, a company that provides accounting consulting services to NovAccess (collectively, the “Loans”). NovAccess issued to each of Messrs. Irvin, Laird and Mulchandani a demand promissory note for $25,000 evidencing the Loans (Collectively, the “Notes”). The Notes are due on demand and bear interest at 10% per year. NovAccess will use the $75,000 proceeds of the Loans to retire the loan from Power Up Lending Group Ltd. and for general working capital purposes.

A form of the Note is filed as an exhibit to this Current Report on Form 8-K. The description above is qualified in its entirety by reference to the full text of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Form of Demand Promissory Note dated December 30, 2021 in the original principal amount of $25,000 issued by NovAccess Global Inc. to each of Dwain K. Morris-Irvin, Neil J. Laird, and Amit Mulchandani.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: January 3, 2022	By:	/s/ Dwain K. Morris-Irvin
Dwain K. Morris-Irvin, Chief Executive Officer